UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Carey Watermark Investors Incorporated

(Exact name of registrant as specified in its charter)

Maryland	26-2145060

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, New York	10020

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-149899 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Incorporated by reference herein is the description of the registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”), under the heading “Description of Shares” contained in the registrant’s registration statement on Form S-11 (File No. 333-149899) originally filed with the Securities and Exchange Commission on March 26, 2008, as amended (the “Registration Statement”), including any form of prospectus contained therein filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2. Exhibits.

Exhibit
No.	Description
3.1	Articles of Amendment and Restatement of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 12, 2010)

3.2	Bylaws of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-11 (File No. 333-149899) filed on March 26, 2008)

4.1	Distribution Reinvestment and Stock Purchase Plan (Incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 12, 2010)

4.2	Form of Notice to Stockholder (Incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-11 (File No. 333-149899) filed on June 6, 2008)

10.1	2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 12, 2010)

SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Carey Watermark Investors Incorporated

Date: January 27, 2011	By:	/s/ Michael G. Medzigian

Name: Michael G. Medzigian
Title: Chief Executive Officer and President